UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 2, 2008
Hudson Valley Holding Corp.
(Exact Name of Registrant as specified in charter)

New York	030525	13-3148745

(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

21 Scarsdale Road, Yonkers New York	10707

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 961-6100
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1: PRESS RELEASE

ITEM 8.01 OTHER EVENTS
On December 2, 2008, the registrant issued a press release announcing a 10% stock dividend and a stock repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 to the Current Report on Form 8-K.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our or the banking industry’s actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in the Company’s operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release dated December 2, 2008 issued by Hudson Valley Holding Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUDSON VALLEY HOLDING CORP.
By:	/s/ Stephen R. Brown
Senior Executive Vice President,
Chief Financial Officer and Treasurer

December 3, 2008